                                                                    EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Vesta Insurance Group, Inc.:


We consent to incorporation by reference in the registration statement (No. 33-74160) on Form S-8 for the Vesta Insurance Group, Inc. Long-Term Incentive Plan of our report dated March 27, 1998, except as to the statement of comprehensive income which is as of April 19, 1999 and the statement of operations, Note N and Note S which are as of March 30, 2000, relating to the consolidated balance sheet of Vesta Insurance Group, Inc. and subsidiaries as of December 31, 1997, and the related consolidated statements of operations, comprehensive income, stockholders' equity, cash flow, and related schedules for the year ended December 31, 1997, which report appears in the December 31, 1999 annual report on Form 10-K of Vesta Insurance Group, Inc.

                                                KPMG LLP

Birmingham, Alabama
March 30, 2000